Exhibit 10.4 June 3, 2022 Brandon Cruz [Via email] Re: Separation from Employment Dear Brandon: As we have discussed, this letter (this “Letter”) confirms that your employment with GoHealth, Inc. (“GoHealth”) and GoHealth Holdings, LLC (the “Partnership” and, together with GoHealth and any of the affiliates of GoHealth and the Partnership for which you provide or have provided services from time to time and any successor(s) thereto (and for the avoidance of doubt, not including NVX Inc.), the “Company”), which is currently governed by that certain Amended & Restated Employment Agreement by and among you, GoHealth, the Partnership and Norvax, LLC dated July 6, 2020 (the “Employment Agreement”), will terminate effective as of June 6, 2022 (the “Separation Date”). Following the Separation Date, you will continue to serve as non-executive Chair of GoHealth’s board of directors (the “Board”) pursuant to the terms of this Letter. All capitalized terms not defined herein shall have the meanings assigned in the Employment Agreement. 1. Separation Date Payments. In connection with your separation, on the Separation Date, we will pay you (i) all earned, unpaid salary that you would have been paid through the Separation Date, (ii) any expenses owed to you under Section 3(d) of the Employment Agreement, (iii) any accrued but unused vacation pay owed to you pursuant to applicable law, and (iv) any amount arising from your participation in, or benefits under, any employee benefit plans, programs or arrangements under Section 3(c) of the Employment Agreement, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. 2. Severance. Subject to your execution, delivery and non-revocation of the general release of claims attached hereto as Exhibit A (the “Release”) in accordance with its terms and Section 4 hereof, the Company will pay or provide to you the following (such payments and benefits, collectively, the “Severance”), in each case subject to and in compliance with Section 6 hereof: a. An amount equal to the sum of (i) continued payment of your Annual Base Salary (at a rate of $325,000 per annum) and (ii) $350,000 (which amount is equal to 200% of your target Annual Bonus), in each case paid out over the period beginning on June 6, 2022 and ending on April 16, 2024 in accordance with the Company’s regular payroll practice as of the Separation Date (“Employment Term Salary and Bonus Continuation”); b. Continued payment of your Annual Base Salary (at a rate of $325,000 per annum) during the period beginning on the Separation Date and ending on the two-year anniversary of the Separation Date in accordance with the Company’s regular payroll practice as of the Separation Date (such period, the “Severance Period,” and such payment, the “Severance Period Salary Continuation”) (and, for the avoidance of doubt, the Severance Period shall run concurrently with the payment period for the Employment Term Salary and Bonus Continuation and, accordingly, you will be entitled to receive both Severance Period Salary Continuation payments and Employment Term Salary and Bonus Continuation payments for the period beginning on the Separation Date and ending on April 16, 2024); c. Payment of (i) your Annual Bonus for any completed fiscal year as of the Separation Date that has not yet been paid as of the Separation Date, if any, and (ii) the product of

(A) two (2), multiplied by (B) a pro-rated portion of your Annual Bonus for 2022, with such proration being based on the number of full months for which you were employed during 2022 to the Separation Date, in each case with the applicable Annual Bonus paid, to the extent earned, on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which such Annual Bonus relates; d. If you elect to continue coverage under the Company’s group health plan in accordance with COBRA, continued coverage for you and any eligible dependents under the Company group health benefit plans in which you and any dependents were entitled to participate immediately prior to the Separation Date (“COBRA Coverage”). In the event you elect such COBRA Coverage, you shall pay to the COBRA Coverage administrator, on an after-tax basis, a monthly amount equal to the full premium cost of the COBRA Coverage and, provided you timely submit to the Company evidence of such payments, the Company will reimburse you monthly for (x) the full premium cost of the COBRA Coverage and (y) an additional payment to cover estimated applicable federal, state and local income and payroll taxes imposed on you in connection with the receipt of such reimbursements (the “COBRA Reimbursements”). The COBRA health continuation period under Section 4980B of the Code (the “Continuation Period”) shall run concurrently with the period of continued coverage pursuant to this Letter and payment of the COBRA Reimbursements by the Company shall continue until the end of the Continuation Period, which shall continue up to the earlier of the last date on which you and any eligible dependents are eligible for COBRA Coverage or the date you obtain other employment that offers group health benefits, at which time such continuation of COBRA Coverage by the Company under this Letter shall immediately cease; and e. An amount equal to the product of (i) six (6), multiplied by (ii) the initial monthly COBRA Reimbursement amount, paid as a cash lump sum within sixty (60) days of the Separation Date. Such amount is not subject to any cancelation or reduction related to your obtaining other employment that offers group health benefits. For the avoidance of doubt, all unvested Service Units (as defined in the Profits Unit Agreement) shall accelerate in full on the Separation Date. Furthermore, for the avoidance of doubt, notwithstanding anything to the contrary herein or in any other agreement, the Company, Blizzard Parent, LLC (and its successors in interest), and Blizzard Aggregator, LLC (and its affiliates) forever waive, and shall not otherwise exercise, any right to repurchase the Profits Units (as defined in the Profits Unit Agreement) granted to Brandon Cruz, including but not limited to such repurchase rights set forth in Article V of the Blizzard Parent, LLC Profits Unit Plan, dated September 13, 2019, as amended; provided, however, that such waiver and promise not to otherwise exercise such rights shall not apply or prevent such exercise of rights if you breach any restrictive covenant set forth in any agreement to which you and the Company or an affiliate of the Company are or hereafter become parties. For purposes of Section 409A (as defined below), (i) your right to receive installment payments pursuant to this Section 2 shall be treated as a right to receive a series of separate and distinct payments, (ii) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred, (iii) the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and (iv) the amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year. 3. Director Compensation. Following the Separation Date, you will continue to serve as a non-executive member and Co-Chair of the Board in accordance with and subject to reelection under the

GoHealth Stockholders Agreement. For so long as you serve as a member of the Board you shall be compensated for such service as follows (all of which compensation shall be in addition to any Severance provided under Section 2 of this Letter): a. Notwithstanding anything to the contrary in the GoHealth, Inc. Non-Employee Director Compensation Policy (“Compensation Policy”), subject to your execution, delivery and non-revocation of a Release in accordance with its terms and Section 4 hereof: i. For your Board service during the period beginning on the Separation Date and ending on May 31, 2024, you will be paid an annual retainer of $500,000, which shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter, prorated for partial calendar quarters of service based on the number of days you serve as a member of the Board in such calendar quarter and the total number of days in such calendar quarter; ii. You will receive the following incentive awards: 1. On, or as soon as reasonably practicable following, the Separation Date, the Company shall grant to you a stock appreciation right award (the “Initial SAR Award”) to be settled in cash under the Company’s 2020 Incentive Award Plan (the “Plan”) with an aggregate grant date value equal to $1,500,000. 2. On, or within thirty (30) days following, June 1, 2023, the Company shall grant to you a stock appreciation right award (the “Subsequent SAR Award” and, together with the Initial SAR Award, the “SAR Awards”) to be settled in cash under the Plan with an aggregate grant date value equal to $1,500,000. 3. Each SAR Award shall have an exercise price per share equal to the Fair Market Value (as defined in the Plan) of the Company’s common stock on the grant date, and shall have such other terms and conditions as are applicable to stock appreciation rights under the Plan. The number of shares of Company common stock subject to each SAR Award will be determined by dividing the aggregate grant date value by the per share Black-Scholes valuation as of the grant date, utilizing the same assumptions that the Company uses in the preparation of its financial statements. 4. Each SAR Award shall vest in full on the third anniversary of the grant date (irrespective of whether you remain employed by the Company or serving on the Board on such date) and shall be settled in cash upon exercise; provided, however, that in the event your employment or Board service is terminated by the Company for Cause, any unvested or unexercised portion of the SAR Awards as of the date of such termination shall be immediately forfeited for no consideration (and, for the avoidance of doubt, to the extent the Subsequent SAR Award has not yet been granted as of the date of such termination, the Subsequent SAR Award shall not be granted). 5. The terms and conditions of the SAR Awards shall be set forth in award agreements in a form prescribed by the Company, to be entered into by the Company and you (each, an “Award Agreement”). Except as otherwise specifically provided in this Agreement, the SAR Awards shall be governed in all respects by the terms of and conditions of the Plan and the applicable Award Agreement. b. On and after June 1, 2024, you shall be compensated for your Board service in accordance with the terms of the Compensation Policy. c. For the avoidance of doubt, by signing this Letter, you acknowledge and agree that: i. The compensation you will receive for your service as a member of the Board for the period beginning on the Separation Date and ending on May 31, 2024 under Section 3(a) of this Letter, as well as any expense reimbursement as set forth in Section 3 of the Compensation Policy, is the only compensation you are entitled to receive during such period for your service as a Director and, explicitly excluding your Severance described in Section 2 of this Letter, is in lieu of (x) any compensation or benefits you would otherwise be entitled to receive under the Compensation Policy and you hereby decline to receive any compensation or benefits under the Compensation Policy during such period and (y) any right you might otherwise have to continued payment of your Annual Base Salary for the remainder of the Initial Employment Period under your Employment Agreement; ii. The termination of your employment as of the Separation Date pursuant to this Letter will not constitute a “Termination of Service” under the Plan and you will continue to vest in any outstanding awards held under the Plan in accordance with their terms (and, for the avoidance of doubt, the SAR Award shall continue to vest in accordance with its terms pursuant to Section 3(a)(ii)(3) of this Letter); and iii. Following the Separation Date, (A) you will not be provided with an office or other permanent work location and (B) you will no longer receive the benefit of your Airplane Reimbursement Arrangement (as defined in the Profits Unit Agreement). 4. Release. You acknowledge and agree that the Company is providing you with the Severance set forth in Section 2 and the Director Compensation set forth in Section 3 in material part in consideration for your execution, delivery and non-revocation of the Release in accordance with its terms. You acknowledge and agree that (a) the Company has delivered the Release to you on June 3, 2022, (b) you have forty-five (45) days from the date the Release was delivered to you (the “Consideration Period”) to consider and execute the Release and deliver it to the Company, (c) you have a seven (7) day period following your delivery of the executed Release to the Company (the “Revocation Period”) to revoke your acceptance of the Release and, if the Release is not revoked during the Revocation Period, the Release becomes effective and irrevocable on the eighth (8th) day following your execution and delivery of the Release (the “Release Effective Date”), (d) the Company has advised you not to execute the Release (and it will not accept delivery of the Release from you) prior to the day following the Separation Date, and (e) no payments will be made pursuant to Section 2 and 3(a) hereof prior to the Release Effective Date. To the extent that any payments due under this Letter are delayed as a result of the immediately preceding sentence, such amounts shall be paid on the first payroll date on or following the Release Effective Date. In the event that you do not execute and deliver the Release on or prior to the last day of the Consideration Period or you revoke the Release during the Revocation Period, you will not receive any payments or benefits under Section 2 or Section 3(a) hereof and you will forfeit the SAR Award. 5. Restrictive Covenants. You acknowledge and agree that you remain bound by the restrictive covenants set forth in that certain Restrictive Covenants Agreement with the Partnership dated April 16, 2020 (the “Restrictive Covenant Agreement”). These restrictive covenants have not been impacted by your separation from employment and remain in full force and effect in accordance with their terms. Notwithstanding any other provision of this Letter, no payment of Severance shall be made following the date you first violate the Restrictive Covenant Agreement and, in the event of such a violation, you will repay to the Company any Severance received within ninety (90) days of such violation and you will forfeit the SAR Award. 6. Section 409A. The payments and benefits provided under this Letter are intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (together with the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date of this Letter, “Section 409A”) and this Letter shall be interpreted consistently with such intent. Notwithstanding any provision of this Letter to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to you under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify you for failure to do so) to (a) adopt such amendments to this Letter and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Letter, to preserve the economic benefits of this Letter and to avoid less favorable accounting or tax consequences for the Company and/or (b) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. Notwithstanding any provision to the contrary in this Letter, if you are deemed at the time of your separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which you are entitled under this Letter is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of your termination benefits shall not be provided to you prior to the earlier of (x) the expiration of the six-month period measured from the date of your “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A) or (y) the date of your death; upon the earlier of such dates, all payments deferred pursuant to this sentence shall be paid in a lump sum to you, and any remaining payments due under the Letter shall be paid as otherwise provided herein. No provision of this Letter shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from you or any other individual to the Company or any of its Affiliates, employees or agents. 7. This Letter, together with the Release, comprises the entire agreement between you and the Company with respect to the subject matter hereof and thereof and supersedes any other agreement or arrangement, including the Employment Agreement (except for those provisions of the Employment Agreement that, by their terms, survive your separation from employment and remain in full force and effect in accordance with their terms). For the avoidance of doubt, you acknowledge and agree that the payments and benefits set forth in this Letter are the only payments and benefits that you are entitled to receive in connection with the termination of your employment and continued service on the Board. 8. This Letter shall be governed by and interpreted in accordance with the law of the State of Illinois, without regard to the law of conflicts of that State. 9. Miscellaneous. a. You will retain access to your bcruz@gohealth.com for so long as you remain a member of the Board. b. The Company shall use best efforts to remove you (in your personal capacity) and your name from accounts held by the Company, including but not limited to bank and credit card accounts.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Letter on the date and year first above written. GOHEALTH, INC. By: /s/ Brian Farley Name: Brian Farley Title: Chief Legal Officer & Corporate Secretary GOHEALTH HOLDINGS, LLC By: /s/ Brian Farley By: /s/ Brandon Cruz Brandon Cruz ### Name: Brian Farley Acknowledged and agreed: Title: Chief Legal Officer & Corporate Secretary

Exhibit A General Release For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of GoHealth, Inc. (the “Company”), and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them (including, without limitation, GoHealth Holdings, LLC and Norvax, LLC), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from or relating to the undersigned’s employment by, service to, or direct ownership of the Company from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, a) All claims under the Age Discrimination in Employment Act (29 U.S.C. §§621 et seq.), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, the Family & Medical Leave Act, the Fair Labor Standards Act, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Illinois Minimum Wage Law, and/or any other federal, state or local law, ordinance or regulation dealing in any respect with employment and/or discrimination, leaves of absence, return to work and/or employment reinstatement, and/or harassment or retaliation in employment; b) All claims for compensation, severance pay, bonus, commission, or incentive pay, paid time off, vacation pay and/or benefits of any kind (other than any claims for unemployment compensation benefits), including, without limitation, any claims under the Employment Agreement; c) All claims under any common law contract or promise, whether written or oral, express or implied, including, without limitation under any alleged express or implied employment contract, agreement (but in no way diminishing or impacting the undersigned’s continuing obligations under any confidentiality-related and/or other restrictive covenant agreements the undersigned may have signed) or other relationship or promise of any kind, whistleblower or retaliation, tort or other theory; and d) All claims arising under the Employee Retirement Income Security Act of 1974, as amended, including, without limitation any claims arising out of the Company’s failure to provide timely notice to the undersigned regarding the undersigned’s right to continue health care coverage. In addition to the above-described release, the undersigned agrees and acknowledges that the undersigned: (i) has not suffered any type of industrial or work-related injury as a result of employment with the Company; (ii) does not possess any claim for unpaid wages, overtime, benefits or any other form of compensation and has not filed any such claim with the Department of Labor or any other administrative agency or court of law; (iii) has not filed any complaints, charges, applications or lawsuits against the Company with any governmental agency or court, whether formally or informally, and whether in the undersigned’s own name, anonymously, and/or by, though, and/or in connection with any other person or entity; and (iv) has not assigned or otherwise transferred any rights or interests in any actual or potential claims the undersigned might ever have asserted against the Company or any of the Releasees. The undersigned further understands that this Agreement applies broadly to extinguish any and all claims of the type described above, including, without limitation, any damages of any type (including, without limitation, attorneys’ fees and costs) associated with or arising out of any such claims. It does not, however, include or apply to any claims that are not waivable pursuant to applicable law or that arise after the date on which the undersigned signs this Agreement, including but not limited to claims to enforce the terms of this Agreement. Nothing in this Agreement shall prohibit the undersigned from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission in relation to Rule 21F, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. the undersigned agrees and acknowledges that the undersigned does not need the prior authorization of the Releasees to make such reports or disclosure, and that the undersigned is not required to notify the Releasees that the undersigned has made such reports or disclosures. Pursuant to 18 U.S.C. § 1833(b), the undersigned understands that the undersigned shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to any attorney solely for the purpose of reporting or investigating a suspected violation of law. The undersigned shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the undersigned files a lawsuit for retaliation by the Releasees for reporting a suspected violation of law, the undersigned may disclose the trade secret to the undersigned’s attorney and use the trade secret information in the court proceeding, provided that the undersigned files any document containing the trade secret under seal, and the undersigned does not otherwise disclose the trade secret, except pursuant to court order. In accordance with the Older Workers Benefit Protection Act of 1990, the undersigned is hereby advised as follows: A. The undersigned is hereby advised to consult with an attorney before signing this Release; B. The undersigned has at least forty-five (45) days (the “Consideration Period”) to consider this Release including the information required by the ADEA that is attached and made a part hereof as Appendix A before signing it. If the undersigned signs this Release prior to the expiration of the Consideration Period, the undersigned waives the remainder of the Consideration Period. The undersigned waives the restarting of the Consideration Period in the event of any modification of the Release, whether or not material; and C. The undersigned has seven (7) days after signing this Release to revoke this Release, and this Release will become effective upon the expiration of that revocation period. If the undersigned wishes to revoke this Release, the undersigned must deliver written notice (which may be by email), stating the undersigned’s intent to revoke to Brian Farley, Chief Legal Officer, at bfarley@gohealth.com, on or before 5:00 p.m. (CST) on the seventh (7th) day after the date on which the undersigned signs this Release. The undersigned acknowledges that if the undersigned does not sign this Release during the Consideration Period or revokes this Release, the undersigned will not receive the Severance (as defined in that certain letter agreement to which this release is attached (the “Letter Agreement”) and will forfeit the SAR Award (as defined in the Letter Agreement).

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim released hereunder which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, the foregoing sentence shall not apply to the extent such attorneys’ fees are attributable the undersigned’s good faith challenge to or a request for declaratory relief with respect to the validity of the waiver herein under the ADEA. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned. The undersigned acknowledges and agrees that the undersigned is bound by the restrictive covenants set forth in the Restrictive Covenant Agreement (as defined in the Letter Agreement). The undersigned hereby reaffirms the covenants, terms and conditions set forth in the Restrictive Covenant Agreement, and acknowledges and agrees that the Covenants remain in full force and effect in accordance with their respective terms. This Release shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws principles thereof. For the avoidance of doubt, notwithstanding anything herein to the contrary, the undersigned shall remain entitled to indemnification by the Company pursuant to that certain Indemnification and Advancement Agreement by and between the undersigned and the Company. IN WITNESS WHEREOF, the undersigned has executed this Release this ___ day of _________, 2022. /s/ Brandon Cruz Brandon Cruz